Exhibit 99.1

BROCADE CONTACTS
Investor Relations	Media Relations
Shirley Stacy	Leslie Davis
Tel: 408-333-5752	Tel: 408-333-5260
sstacy@brocade.com	lmdavis@brocade.com
BROCADE REPORTS THIRD QUARTER OF FISCAL 2005 RESULTS
Receives Filing Extension Notice from Nasdaq
SAN JOSE, Calif.—August 18, 2005—Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCDE) today reported financial results for its third quarter of fiscal year 2005 (Q3 05), which ended July 30, 2005. Net revenues for Q3 05 were $122.3 million, consistent with the Company’s preliminary results announced on August 2, 2005. Revenues for the quarter decreased 16 percent from $144.8 million reported in the second quarter of fiscal year 2005 (Q2 05) and 19 percent from $150.0 million reported in the third quarter of fiscal year 2004 (Q3 04).
Company sell-through, a measurement of OEM and channel partner sales to end-users, was $143.2 million for the third quarter, slightly higher than the Company’s preliminary estimate of $141 to $142 million. The Company’s management refers to sell-through information to make decisions regarding operational performance including planning and forecasting of future periods.
Non-GAAP net income for Q3 05 was $2.8 million, or $0.01 per share basic and diluted, as compared to non-GAAP net income for Q2 05 of $19.1 million, or $0.07 per share basic and diluted, and non-GAAP net income for Q3 04 of $10.4 million, or $0.04 per share basic and diluted. Non-GAAP net income for Q3 05 excludes in-process research and development expense related to the acquisition of Therion Software Corporation (Therion), stock-based compensation expenses, deferred stock compensation expense related to the acquisitions of Rhapsody Networks, Inc. (Rhapsody) and Therion, costs associated with the ongoing internal review and SEC investigation, and a gain on disposition of a strategic investment. Non-GAAP net income for Q2 05 excludes net stock-based compensation benefits, gains related to repurchases of convertible subordinated debt, gain on disposition of marketable investment, deferred stock compensation expense related to the acquisition of Rhapsody Networks, Inc. (Rhapsody), a reduction of previously recorded restructuring costs, ongoing costs associated with the internal review and SEC investigation, and severance expense included in general and administrative expenses. Non-GAAP net income for Q3 04 excludes net stock-based compensation expense (benefit), deferred stock compensation expense related to the acquisition of Rhapsody, gains related to repurchases of convertible
Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 2
subordinated debt, and gains on disposition of strategic investments. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
Reporting on a GAAP basis, net loss for Q3 05 was $8.6 million, or $(0.03) per share basic and diluted. This compares to GAAP net income for Q2 05 of $20.8 million, or $0.08 per share basic and diluted, and GAAP net income for Q3 04 of $13.4 to $13.8 million, or $0.05 per share basic and diluted. The Q3 04 results include an expected increase to non-cash stock compensation expense in the range of $0.2 million to $0.7 million in connection with the restatement announced on May 16, 2005.
The financial amounts reported in this press release, as well as the tables contained herein, represent management’s best estimates of the impact of expected adjustments. The Company’s estimates of anticipated adjustments are preliminary and subject to change until the internal review being conducted by Brocade’s Audit Committee has been completed.
During the third quarter, the number of weeks of inventory of switches and directors held by Brocade OEM partners decreased by nearly two weeks. The Company previously stated that it expected OEM inventory of its products to decrease approximately one week in each of the third and fourth fiscal quarters of 2005, due to its 4Gbit product transition. The higher than expected reduction in OEM inventory during the third quarter relates to the faster than expected ramp of 4Gbit technology.
“Demand for our new 4Gbit products is strong and we remain very optimistic about the 4Gbit product transition across our entire SilkWorm family,” said Michael Klayko, Brocade Chief Executive Officer. “Our customers continue to validate that we have a leading edge product offering and vision for the enterprise that addresses both current and developing requirements, and that we are aligned with their future direction.”
Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.
Q3 05 Financial Highlights
•	Q3 05 cash flow from operations was $2.8 million, compared to $48.5 million in Q2 05 and $18.0 million in Q3 04.

•	Cash and investments, net of the Company’s convertible debt as of the end of Q3 05 was $454.9 million compared to $467.8 million as of the end of Q2 05.

•	Day sales outstanding in accounts receivable were 59 days, compared with 55 days in Q2 05 and 55 days in Q3 04.

•	For Q3 05, three customers, EMC, HP, and IBM, each accounted for 10 percent or more of total revenues and in total 67 percent of total revenues.

•	As of July 30, 2005, the Company had 1,121 employees, compared with 1,065 employees as of April 30, 2005 and 1,075 employees as of July 31, 2004.

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 3
Q3 05 Business Highlights
During the quarter, Brocade and its business partners made several news announcements illustrating the Company’s deployment of new platforms, expansion of its offerings into new segments of the IT market, and industry recognition of the Company’s market leading products. Announcements included:
•	EMC detailed plans to roll-out its Invista storage network-based virtualization solution, with availability on the Brocade SilkWorm Fabric Application Platform in the third quarter of calendar 2005.

•	A Brocade 16-port embedded SAN switch module is now available for seamless integration of SAN connectivity with Intel’s Enterprise Blade Servers.

•	Continuing the migration of its SAN infrastructure product line to next-generation, 4 Gbit/sec technology, Brocade announced OEM release of the new SilkWorm 48000 256-port Director and SilkWorm 200E entry-level 8 to 16-port SAN switch on May 31. To date, Brocade OEM partners that have announced general availability of these new products include IBM and Silicon Graphics.

•	Introduction of the Brocade Tapestry™ family of application infrastructure solutions, including the industry’s highest performance Wide Area File Services (WAFS) solution, and a new solution, Tapestry Application Resource Manager (ARM) for rapid, automated provisioning and activation of servers, software, and related application resources.

•	Launch of expanded Brocade Professional Services and Support offerings, to supplement partner and customer expertise and resources in designing, installing, operating, and supporting shared storage infrastructures.

•	Recognition of the Brocade SilkWorm Multiprotocol Router as the Most Valuable Product at Storage World 2005, awarded by the Association of Storage Network Professionals and InfoStor Magazine.
NASDAQ Listing Update
As disclosed previously, the Company received a written staff Determination Notice from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Market Place Rule 4310(c)(14) and is therefore subject to potential delisting. On June 17, 2005, the Company requested a hearing before the Nasdaq Listing Qualifications Panel and on July 21, the Company presented its plan to regain compliance in the short term and maintain compliance over the long term. On August 18, 2005, the Nasdaq Panel granted a conditional extension until September 30, 2005 for the Company to file its 10-Qs for the quarters ended April 30, 2005 and July 30, 2005 and all restatements. There can be no assurance that the Company will be able to file the requisite reports prior to September 30, 2005 or that Nasdaq will grant any additional extension if necessary.
Conference Call
Brocade will host a conference call on Thursday, August 18, 2005 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its third quarter of fiscal year 2005 results. The call will be audio webcast live via the Internet at www.brocade.com/investors. A telephone replay of the conference call will be available approximately two hours after the conference call concludes or 5:00 p.m. PT (8:00 p.m. ET). To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode: 8335114. A replay conference call will also be available via webcast at www.brocade.com/investors for twelve months.

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 4
Non-GAAP Information
The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, gain from the disposition of marketable investment and gain from disposition of strategic investment, and certain costs or benefits, including stock-based compensation expense (benefit), certain severance expense, certain expenses relating to our acquisitions of Rhapsody and Therion, including in-process research and development expense, internal review and SEC investigation costs, and the restructuring of business operations, that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision (benefit). Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
Cautionary Statement
This press release contains forward-looking statements, including statements regarding the Company’s financial results for the third quarter of fiscal 2005, the impact of the Company’s restatement on its financial results, customer and overall market acceptance of the Company’s 4Gbit products and other product offerings, the transition to 4Gbit/sec products from 2Gbit/sec products, and the Company’s product strategy and leadership. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, adjustments resulting from the quarter close process and review by the Company’s independent auditors of the financial results for the third quarter; market acceptance of the Company’s new 4Gbit/sec products and other product offerings, including the rate of customer adoption of such products; the ongoing internal investigation and SEC investigation, which may result in further changes to the Company’s historical financial results and accounting practices; the Company’s ability to manage inventory levels and distribution channels through the product line transition; the effect of competition, including

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 5
pricing pressure; the effect of changes in IT spending levels and the Company’s ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; dependence on limited number of OEM partners; the Company’s ability to manage its business effectively in a rapidly evolving market; and the possibility that the Company may be unable to regain compliance with Nasdaq listing requirements prior to September 30, 2005 or obtain any additional extension if necessary, in which case the Company’s common stock may be delisted from the Nasdaq National Market. These and other risks are set forth in more detail in the section entitled “Risk Factors” under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the quarter ended January 29, 2005. Brocade assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade Communications Systems, Inc.
Brocade delivers the industry’s leading platforms and solutions for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of fabric switches and software as the foundation for SAN solutions in organizations of all sizes. In addition, the Brocade Tapestry(TM) family of application infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their application infrastructures. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
###
Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 6
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

			Range of
			Adjustments to
	Three Months Ended		the Three	Estimated Restated Three Months
	July 30,	July 31,	Months ended	Ended July 31, 2004
	2005	2004	July 31, 2004 (1)	High (1)	Low (1)
		As previously
		reported
Net revenues	$122,273	$150,040	$—	$150,040	$150,040
Cost of revenues	59,887	65,804	27	65,831	65,831

Gross margin	62,386	84,236	(27)	84,209	84,209
Operating expenses:
Research and development	33,513	34,315	56 to 66	34,371	34,381
Sales and marketing	25,009	24,525	113 to 531	24,638	25,056
General and administrative	5,968	6,197	35	6,232	6,232

Internal review and SEC investigation costs	3,722	—	—	—	—
Amortization of deferred stock compensation	701	119	—	119	119
In-process research and development	7,784	—	—	—	—

Total operating expenses	76,697	65,156	204 to 632	65,360	65,788

Income (loss) from operations	(14,311)	19,080	(231) to (659)	18,849	18,421

Interest and other income, net	5,916	5,248	—	5,248	5,248
Interest expense	(1,633)	(2,786)	—	(2,786)	(2,786)
Gain on repurchases of convertible subordinated debt	—	3,498	—	3,498	3,498
Gain on investments, net	20	40	—	40	40

Income (loss) before provision for (benefit from) income taxes	(10,008)	25,080	(231) to (659)	24,849	24,421
Income tax provision (benefit)	(1,371)	11,015	—	11,015	11,015

Net income (loss)	$(8,637)	$14,065	$(231) to (659)	$13,834	$13,406

Net income (loss) per share – Basic	$(0.03)	$0.05	$(0.00)	$0.05	$0.05

Net income (loss) per share – Diluted	$(0.03)	$0.05	$(0.00)	$0.05	$0.05

Shares used in per share calculation – Basic	268,765	261,481	261,481	261,481	261,481

Shares used in per share calculation – Diluted	268,765	263,540	263,540	263,540	263,540

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 7
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

			Range of
			Adjustments to
	Nine Months Ended		the nine	Estimated Restated Nine Months
	July 30,	July 31,	Months ended	Ended July 31, 2004
	2005	2004	July 31, 2004 (1)	High (1)	Low (1)
		As previously
		reported
Net revenues	$428,604	$440,659	$—	$440,659	$440,659
Cost of revenues	186,212	200,188	69 to 81	200,257	200,269

Gross margin	242,392	240,471	(69) to (81)	240,402	240,390
Operating expenses:
Research and development	96,548	105,622	141 to 171	105,763	105,793
Sales and marketing	74,917	77,978	241 to 989	78,219	78,967
General and administrative	18,323	17,964	110 to 1,137	18,074	19,101
Internal review and SEC investigation costs	8,826	—	—	—	—
Settlement of an acquisition-related claim	—	6,943	—	6,943	6,943
Amortization of deferred stock compensation	832	430	—	430	430
Restructuring costs	(137)	10,093	—	10,093	10,093
In-process research and development	7,784	—	—	—	—
Lease termination charge and other, net	—	75,591	—	75,591	75,591

Total operating expenses	207,093	294,621	492 to 2,297	295,113	296,918

Income (loss) from operations	35,299	(54,150)	(561) to (2,378)	(54,711)	(56,528)
Interest and other income, net	16,602	14,416	—	14,416	14,416
Interest expense	(5,696)	(8,352)	—	(8,352)	(8,352)
Gain on repurchases of convertible subordinated debt	2,318	4,019	—	4,019	4,019
Gain on investments, net	116	436	—	436	436

Income (loss) before provision for (benefit from) income taxes	48,639	(43,631)	(561) to (2,378)	(44,192)	(46,009)
Income tax provision (benefit)	8,549	8,768	—	8,768	8,768

Net income (loss)	$40,090	$(52,399)	$(561) to (2,378)	$(52,960)	$(54,777)

Net income (loss) per share – Basic	$0.15	$(0.20)	$(0.00) to (0.01)	$(0.20)	$(0.21)

Net income (loss) per share – Diluted	$0.15	$(0.20)	$(0.00) to (0.01)	$(0.20)	$(0.21)

Shares used in per share calculation – Basic	267,676	259,514	259,514	259,514	259,514

Shares used in per share calculation – Diluted	270,387	259,514	259,514	259,514	259,514

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 8
BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Q3 05	Q2 05	Q3 04	Q3 04
			High range (1)	Low range (1)
Net income (loss) on a GAAP basis	$(8,637)	$20,784	$13,834	$13,406

Adjustments:
Stock-based compensation expense (benefit) included in cost of revenues	52	(262)	(55)	(55)

Total gross margin adjustments	52	(262)	(55)	(55)

In-process research and development	7,784	—	—	—
Internal review and SEC investigation costs	3,722	1,363	—	—
Stock-based compensation expense (benefit) included in research and development	86	(620)	(50)	(40)
Stock-based compensation expense (benefit) included in sales and marketing	111	(58)	65	483
Stock-based compensation expense (benefit) included in general and administrative	40	(77)	6	6
Severance expense included in general and administrative	—	117	—	—
Amortization of acquisition related deferred stock compensation	701	24	119	119
Restructuring costs	—	(137)	—	—

Total operating expense adjustments	12,444	612	140	568

Total operating income adjustments	12,496	350	85	513

Gain on repurchases of convertible subordinated debt	—	(2,168)	(3,498)	(3,498)
Gain on investments	(20)	(96)	(40)	(40)
Income tax effect of adjustments	(990)	260	—	—

Non-GAAP net income	$2,849	$19,130	$10,381	$10,381

Non-GAAP net income per share – basic	$0.01	$0.07	$0.04	$0.04

Non-GAAP net income per share – diluted	$0.01	$0.07	$0.04	$0.04

Shares used in non-GAAP per share calculation – basic	268,765	268,043	261,481	261,481

Shares used in non-GAAP per share calculation – diluted	269,416	269,979	263,540	263,540

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 9
expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, gain from disposition of marketable investment and gain from disposition of strategic investment, and certain costs or benefits, including stock-based compensation expense (benefit), certain severance expense, certain expenses relating to our acquisitions of Rhapsody and Therion, including in-process research and development expense, internal review and SEC investigation costs, and the restructuring of business operations, that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision (benefit). Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 10
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 30,	October 30,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$78,621	$114,577
Short-term investments	335,372	371,731

Total cash, cash equivalents, and short-term investments	413,993	486,308
Accounts receivable, net	79,378	95,778
Inventories, net	13,509	5,597
Prepaid expenses and other current assets	25,102	19,131

Total current assets	531,982	606,814

Long-term investments	319,788	250,600
Property and equipment, net	110,563	124,701
Convertible subordinated debt issuance costs	1,743	3,389
Other assets	4,289	1,878

Total assets	$968,365	$987,382

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$37,644	$38,791
Accrued employee compensation	26,722	33,330
Deferred revenue	43,213	34,886
Current liabilities associated with lease losses	4,879	5,677
Other accrued liabilities	64,025	59,968

Total current liabilities	176,483	172,652

Non-current liabilities associated with lease losses	13,554	16,799
Convertible subordinated debt	278,883	352,279

Stockholders’ equity	499,445	445,652 (1)

Total liabilities and stockholders’ equity	$968,365	$987,382

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 11
BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended
	July 30,	July 31,	July 31,
	2005	2004	2004
		High range (1)	Low range (1)
Cash flows from operating activities:
Net income (loss)	$40,090	$(52,960)	$(54,777)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	36,092	38,487	38,487
Loss on disposal of property and equipment	1,026	5,248	5,248
Amortization of debt issuance costs	1,053	1,503	1,503
Net gains on investments and marketable equity securities	—	(202)	(202)
Gain on repurchases of convertible subordinated debt	(2,318)	(4,019)	(4,019)
Amortization of deferred stock compensation	(367)	489	2,306
Provision for doubtful accounts receivable and sales returns	2,334	3,083	3,083
In-process research and development	7,784	—	—
Non-cash restructuring charges	—	6,123	6,123
Settlement of an acquisition-related claim	—	6,943	6,943
Changes in operating assets and liabilities:
Accounts receivable	14,066	(18,290)	(18,290)
Inventories	(7,912)	(1,996)	(1,996)
Prepaid expenses and other assets	(2,520)	(207)	(207)
Accounts payable	(1,216)	6,854	6,854
Accrued employee compensation	(6,608)	(3,671)	(3,671)
Deferred revenue	8,327	9,082	9,082
Other accrued liabilities and long-term debt	601	5,848	5,848
Liabilities associated with lease losses	(3,952)	(4,519)	(4,519)

Net cash provided by (used in) operating activities	86,480	(2,204)	(2,204)

Cash flows from investing activities:
Purchases of property and equipment	(18,909)	(47,669)	(47,669)
Purchases of short-term investments	(232,569)	(43,615)	(43,615)
Proceeds from maturities of short-term investments	417,297	66,904	66,904
Purchases of long-term investments	(202,764)	(226,852)	(226,852)
Purchases of other investments, net	(3,498)	(500)	(500)
Proceeds from maturities of long-term investments	8,538	111,078	111,078
Cash paid in connection with acquisition, net	(7,185)	—	—

Net cash used in investing activities	(39,090)	(140,654)	(140,654)

Cash flows from financing activities:
Purchases of convertible subordinated debt	(70,485)	(52,092)	(52,092)
Settlement of repurchase obligation	—	(9,029)	(9,029)
Accrual of unsettled debt repurchase	—	26,304	26,304
Proceeds from issuance of common stock, net	29,755	18,944	18,944
Common stock repurchase program	(7,050)	—	—

Net cash used in financing activities	(47,780)	(15,873)	(15,873)

Effect of exchange rate fluctuations on cash and cash equivalents	(364)	5	5

Net decrease in cash and cash equivalents	(754)	(158,726)	(158,726)
Cash and cash equivalents, beginning of period	79,375	360,012	360,012

Cash and cash equivalents, end of period	$78,621	$201,286	$201,286

BROCADE REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 12
(1) On May 11, 2005, on management’s recommendation, Brocade Communications Systems, Inc., in consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that the Company’s financial statements for the fiscal years ending 2002, 2003 and 2004, and the interim periods contained therein, should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20. The Company will restate its financial statements for those periods and expects related adjustments will be made to the Company’s financial information for fiscal 2001, as necessary. Adjustments to the Company’s consolidated balance sheets are only expected to result in changes in the components of stockholders’ equity. The amounts shown herein represent management’s best estimates of the expected adjustments. Because the internal review conducted by the Company’s Audit Committee has not yet been completed, the Company’s estimates of anticipated adjustments are preliminary and subject to change.